UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2015

CannaPharmaRx, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27055	27-4635140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Collins Drive, Suite 100, Carneys Point, New Jersey		08069
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856-376-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2015, CannaPharmaRx, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with CannaPharmaRX, Inc., a Colorado corporation and the largest stockholder of the Company (“Canna Colorado”), and CPHR Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), pursuant to which Acquisition Sub will merge with and into Canna Colorado with Canna Colorado remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). The Merger Agreement amends and restates in its entirety the Agreement and Plan of Merger entered into by the parties on May 15, 2014. Pursuant to the terms of the Merger Agreement, the merger transaction will close on April 30, 2015 or such other time as the parties may agree. Canna Colorado currently owns 10,421,120 shares of common stock of the Company.

The Merger Agreement provides that upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and a Statement of Merger with the Secretary of State of the State of Colorado (the “Effective Time”), all capital stock of Canna Colorado issued and outstanding immediately prior to the Effective Time will be converted into a like number of shares of capital stock of the Company. Additionally, the 10,421,120 shares of the Company’s common stock owned by Canna Colorado will be surrendered and retired to treasury stock of the Company. The Company also agreed to provide post-closing piggy-back registration rights to the holders of Canna Colorado’s shares, with respect to the Company’s shares that they will receive pursuant to the Merger Agreement. Gerry Crocker, the Company’s chief executive officer and a director, as well as Gary Herick, James Smeeding and Mathew Sherwood, each an officer and director of the Company, are all Canna Colorado shareholders, therefore, as a result of the closing of the Merger, each of them will receive shares of the Company’s common stock. See Item 5.01 of this Current Report on Form 8-K for additional information.

No holder of shares of capital stock (other than shares held by any stockholders who are entitled to and who properly exercise appraisal rights under Colorado law), options, warrants or other rights to acquire shares of the capital stock of Canna Colorado will have any rights in respect thereof other than to receive shares of the Company as provided in Merger Agreement.

The Merger Agreement contains representations and warranties of Canna Colorado and the Company and Acquisition Sub customary for transactions of this type. Canna Colorado has agreed to continue to operate its business in the ordinary course prior to the closing of the Merger, pursuant to limitations expressly provided in the Merger Agreement. Canna Colorado currently has only nominal operations.

The obligations of the parties to consummate the Merger are subject to certain closing conditions including, among others, Canna Colorado shareholder approval.

The Merger Agreement may be terminated at any time, but not later than closing, by mutual written consent of the Company, Acquisition Sub and Canna Colorado; or by the Company or Canna Colorado, if any condition to the obligation of such party to consummate the Merger becomes incapable of satisfaction.

The description of the proposed Merger described in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Acquisition Sub or Canna Colorado. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties of the parties as characterizations of the actual state of facts, because they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Merger Agreement is incorporated by reference into this Item 3.02.

In connection with the closing of the Merger, the Company will issue 9,750,000 restricted shares of the Company’s common stock to the Canna Colorado shareholders.

The Company will rely upon the exemption afforded by Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), which is a safe harbor for the private offering exemption of Section 4(a)(2) of the Securities Act. The Canna Colorado shareholders that receive restricted shares of the Company’s common stock pursuant to the Merger will be composed solely of accredited investors, as that term is defined in Rule 501 of Regulation D, and no more than 35 non-accredited investors.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, the Company will experience a change in control, as its largest shareholder, Canna Colorado will cease to own shares and will instead be a wholly-owned subsidiary of the Company.

Currently, Canna Colorado owns 10,421,120 shares of the Company’s common stock, comprising 47.87% of the Company’s outstanding shares of common stock. Upon the closing of the Merger Agreement, the Canna Colorado shareholders will collectively own 44.79% of the Company’s issued and outstanding shares of common stock. There will be no change in the Board of Directors or management of the Company as a result of the closing of the Merger, instead the the Company’s current management team and Board of Directors will remain in place and the operations of the Company are not expected to change.

The following table sets forth certain information regarding the current beneficial ownership, as well as the beneficial ownership of our common stock assuming the Merger is consummated, by:

•	each person who is known by us to own beneficially more than 5% of our outstanding common stock,

•	each of our named executive officers and directors, and

•	all executive officers and directors as a group.

This table has been prepared on an actual basis reflecting a total of 17,677,408 shares currently outstanding and based on 17,006,288 shares outstanding after giving effect to: (i) the retirement of the 10,421,120 shares currently held by Canna Colorado and (ii) the issuance of 9,750,000 shares of common stock to the Canna Colorado shareholders in the Merger, resulting in a net reduction of 671,120 shares of the Company’s common stock outstanding pursuant to the Merger Agreement. Unless otherwise indicated, all shares are held by the person named and are subject to sole voting and investment by such person.

	Actual (1)		Pro Forma (2)

	Amount		Amount
	and Nature	Percentage	and Nature	Percentage
	of	of Shares	of	of Shares
	Beneficial	Beneficially	Beneficial	Beneficially
	Ownership	Owned	Ownership	Owned
CannaPharmaRx, Inc. (Colorado)	10,421,120	58.95%	-0-		0%
Gerald E. Crocker, Chief Executive
Officer and Director	10,421,120	0%	1,250,000		7.35%
Gary Herick, Director of Finance
and Director	10,421,120	0%	2,250,000		13.23%
James Smeeding, Executive Vice President of Professional Services
and Director	-0-	0%	1,250,000		7.35%
Robert “Bo” Liess, Director	-0-	0%	800,000		4.70%
Matthew Sherwood, Vice President of Product Development and
Director	-0-	0%	1,130,000		6.64%
Wendy DiCicco, Director	-0-	0%	-0-		0%
David Pohl, Director	300,000	1.70%	300,000		1.76%
All directors and executive officers as a group (7 persons)
(not including unvested options)	10,721,120	60.65%	6,980,000		41.04%

(1) Based on 17,677,408 shares currently outstanding.

(2) Based on 17,006,288 shares expected to be outstanding immediately after closing of the Merger.

The disclosure set forth in Items 1.01 and 3.02 of this Current Report on Form 8-K related to the aforementioned Merger is incorporated by reference into this Item 5.01.

Item 9.01.	Exhibits.

(d)	Exhibits

2.1
Amended and Restated Agreement and Plan of Merger dated as of April
21, 2015 by and between the Company, CPHR Acquisition Corp., a
Delaware corporation and wholly-owned subsidiary of the Company, and CannaPharmaRx, Inc., a Colorado corporation.

99.1	Press release dated April 23, 2015, announcing the Merger Agreement with CannaPharmaRX, Inc. and CPHR Acquisition Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CannaPharmaRx, Inc.

April 24, 2015	By:	/s/ Gerald E. Crocker

Name: Gerald E. Crocker
Title: Chief Executive Officer and Director

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Exhibit Index

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger dated as of April 21, 2015 by and between the Company, CPHR Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and CannaPharmaRx, Inc., a Colorado corporation.
99.1	Press release dated April 23, 2015, announcing the Merger Agreement with CannaPharmaRX, Inc. and CPHR Acquisition Corp.